CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our three reports dated, May 15, 2009, relating to the financial statements and financial highlights which appear in the March 31, 2009 Annual Report to Shareholders of each of the three funds constituting AIM Tax-Exempt Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


PricewaterhouseCoopers LLP
HOUSTON, TEXAS
JULY 21, 2009